                                                                 EXHIBIT 10.3


         Extension and Fifth Amendment of Lease, dated as of February 23, 2000, by and between RTC PROPERTIES, Inc, a New York corporation having an office at 79 Fifth Avenue, Suite 1800, New York, New York 10003 ("Lessor"), and BURKE INDUSTRIES, INC. (as assignee in interest of MERCER PRODUCTS CO., INC.), a California corporation having an office at Building 10, Hackensack Avenue, Port Kearny, South Kearny, New Jersey 07032 ("Lessee").

                                   WITNESSETH:

         WHEREAS, Lessor, as lessor, and Lessee, as lessee, entered into a lease dated as of December 1, 1988, as amended by an Extension and First Amendment of Lease dated as of January 13, 1994, an Extension and Second Amendment of Lease dated as of January 23, 1995, a Third Amendment and Extension of Agreement of Lease dated as of March 1997 and by a Fourth Amendment of Lease dated as of April 21, 1998 (as amended, the "Lease") of certain premises including a portion of Building 10 identified as 10C (formerly identified as 10B), as more particularly described therein (the "Premises");

         WHEREAS, Lessor and Lessee desire to extend the Lease for an additional term of five (5) years;

         WHEREAS, coincident and said extension, Lessor and Lessee desire to amend certain provisions of the Lease relating to security of Lessee's performance and obligations under the Lease and to amend certain other provisions of the Lease;

         NOW, THEREFORE, Lessor and Lessee do hereby amend the Lease as follows:

         PARAGRAPH 1. Effective immediately, Section 1.01 of the Lease is hereby amended by deleting all references to the Expiration Date "April 30, 2000" and inserting the date "April 30, 2005" in its place and stead.

         PARAGRAPH 2. Effective immediately, Section 2.01.A. of the Lease shall be deemed amended by deleting all references to the phrase "Expiration Date" and inserting the phrase "April 30, 2000" in its place and stead.

         PARAGRAPH 3. Effective May 1, 2000, the following shall be deemed inserted after Section 2.01.A. of the Lease:

         "Section 2.01.B. Lessee shall pay to Lessor, or such other person as Lessor may from time to time designate, at an address specified in or pursuant to Section 2.03, during the Term, fixed rent ("Fixed Rent"), over and above the other and additional payments to be made by Lessee as hereafter provided, of One Hundred Sixty Two Thousand Five Hundred ($162,500.00) Dollars per annum for the period from May 1, 2000 through the Expiration Date, payable in advance in equal monthly installments of Thirteen Thousand Five Hundred Forty One and 67/xx ($13,541.67) Dollars each on the first day of each and every month during such said period."

         PARAGRAPH 4. Effective May 1, 2000, the following shall be deemed inserted following Section 32.03 of the Lease:

         "Section 32.04. In addition to the security deposited with Lessor by Lessee under Section 32.01, additional security in the sum of $18,625.00 shall be deposited with Lessor (and maintained throughout the Term) by Lessee for the faithful performance and observance by Lessee of the terms, covenants and conditions of this Lease including the payment of any Fixed Rent and Additional Rent. Said additional security shall be in the form of cash or a clean, irrevocable bank letter of credit reasonably acceptable to Lessor in all respects and providing that Lessor may draw upon it at any time and from time to time in its sole discretion when Lessee is in default in observing or performing its obligations under this Lease. Said letter of credit, by its terms, shall be automatically extended for periods of one year from the present or any future expiration date thereof, it being the intention of Lessor and Lessee that at all times during the Term and the period of sixty (60) days thereafter Lessor shall be in possession of a letter of credit representing said additional security in the amount of $18,625.00, acceptable, as aforesaid, or the sum of $18,625.00. If Lessee performs all of Lessee's obligations hereunder the Lease, said additional security deposit, or so much thereof as has not theretofore been applied by Lessor, shall be returned to Lessee at the expiration of the Term hereof, and after Lessee has vacated the Premises.

         Section 32.05. Any cash security deposit provided by Lessee to Lessor under Section 32.04 shall be deposited by Lessor with a banking institution in an interest-bearing savings account or certificate of deposit or similar instrument within a reasonable time after receipt of such deposit by Lessor. Upon demand of Lessee (made no more frequently than once in each calendar year), Lessor shall pay to Lessee the interest then held in such savings account or accrued with respect to such certificate of deposit or other instrument (to the extent payable by the particular financial institution) as the case may be, provided that Lessor shall not be obligated to make any such payment if the additional security, provided by Lessee under Section 32.04, held by it hereunder would thereby be reduced below the sum of $18,625.00. Lessor shall have no duty to obtain any particular rate of interest and no liability for any loss in connection with the deposit."

         PARAGRAPH 5. Promptly upon execution and delivery of this Extension and Fifth Amendment of Lease by Lessor and Lessee, Lessor shall proceed diligently (subject to Unavoidable Delays) and in a good and workmanlike manner to complete the item of work set forth in that certain work letter between Lessor and Lessee dated as of even date herewith.

         PARAGRAPH 6. There shall be no further privilege of extension of this Lease beyond this extension of the Terms.

         PARAGRAPH 7. Unless otherwise expressly provided herein, initially capitalized terms used herein shall have the same meaning that they have in the Lease.

         PARAGRAPH 8. Except as modified herein, the provisions of the Lease shall continue in full force and effect.

         IN WITNESS WHEREOF, Lessor and Lessee have duly executed this Extension and Fifth Amendment of Lease as of the day and year first above written.

                                       RTC PROPERTIES, INC.


                                       By:  /s/ John L. Neu
                                            ----------------------------

ATTEST:                                BURKE INDUSTRIES, INC.


By:  /s/ Elliot Stein                  By:  /s/ Stephen G. Geane
     ----------------                       --------------------

                             As of February 23, 2000

RTC Properties, Inc.
79 Fifth Avenue
Suite 1800
New York, NY  10003



                     Re: WORK LETTER: BUILDING 10, UNIT 10C


Gentlemen:

         Reference is made to the Agreement of Lease dated as of December 1, 1998, as amended by an Extension and First Amendment of Lease dated as of January 13, 1994; an Extension and Second Amendment of Lease dated as of January 25, 1995; a Third Amendment and Extension of Agreement of Lease, dated as of March 1997; a Fourth Amendment of Lease dated as of April 21, 1998, and by an Extension and Fifth Amendment of Lease dated as of even date herewith (as amended, the "Lease"), between RTC Properties, Inc., as lessor ("Lessor"), and Burke Industries, Inc., as lessee ("Lessee"), covering premises described therein (the "Premises"). (Terms used herein which are defined in the Lease shall have the meanings respectively attributed in the Lease, unless otherwise provided herein.)

         This letter will confirm Lessor's agreement to perform the following item of work (the "Work") at the Premises:

ITEM NO.

1.       INSTALL NEW FLOORING IN ENTRANCEWAY OF PREMISES.

         Lessor shall supply labor for the Work at its sole cost and expense. All materials for the Work shall be supplied by Lessor at Lessee's sole cost and expense and shall be billed by Lessor to Lessee as Additional Rent. Lessor shall proceed diligently to substantially complete the Work subject to Unavoidable Delays; however, the time of completion of the Work shall not affect Lessee's obligations under the Lease. All Work shall be performed to building standard or equal quality, in a good workmanlike manner. Lessor's obligation to perform the Work shall be a single, non-recurring duty; upon performance of an item of Work, Lessor shall no longer have any duty to perform the same or any similar item of Work, nor shall Lessor have any duty to perform repair or maintenance with respect thereto. The inclusion of any particular item herein is not intended to modify the respective repair obligations of the parties set forth in the Lease. For the purposes of Article Ninth of the Lease, the Work shall be deemed to be work performed pursuant to the Lease. The provisions of Section 25.02 of the Lease shall be applicable to the Work. Lessee shall use and occupy the Premises in such manner as shall not cause interference with the performance of any Work.

         Kindly indicate your agreement to the foregoing by signing a copy hereof and return it to us.

                                                     Very truly yours,

                                                     BURKE INDUSTRIES, INC.


                                                     By: /s/ Stephen G. Geane
                                                         --------------------
Agreed:

RTC. PROPERTIES


By:  /s/ John L. Neu
     ---------------------------

                                       5